UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2021

NEXTNAV INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40985	87-0854654
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 Tysons Blvd., 5th Floor

McLean, Virginia 22102

(800) 775-0982

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive  offices)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	NN	Nasdaq Capital Market
Warrants, each to purchase one share of Common Stock	NNAVW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

On October 28, 2021, NextNav Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report, among other things, the dismissal of Marcum LLP as the Company’s independent registered public accounting firm, effective as of October 28, 2021, and the engagement of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, effective immediately.

This Current Report on Form 8-K/A (this “Amendment”) is being filed by the Company solely to amend the Original Report to include certain disclosures required under Item 4.01 that were inadvertently omitted. Item 4.01 of the Original Report is amended and restated in its entirety as set forth below, and a revised Exhibit 16.1 and Exhibit 16.2, updated to refer to this Amendment, is attached. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Original Report. Except as set forth herein, no other modifications have been made to the Original Report.

 Item 4.01. Changes in Registrant’s Certifying Accountant.

On October 28, 2021, the Board approved the engagement of Ernst & Young LLP (“EY”) as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2021. EY served as the independent registered public accounting firm of Holdings prior to the Transactions. Accordingly, Marcum, LLP (“Marcum”), the independent registered public accounting firm to Spartacus and Shelf prior to the Transactions, was informed that it would not be retained to serve as Spartacus’ or Shelf’s independent registered public accounting firm following completion of the Transactions.

Marcum’s report on Spartacus’ financial statements as of August 21, 2020 and for the period from August 10, 2020 (inception) through August 21, 2020 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles, except that such audit report dated August 31, 2020 contained an explanatory paragraph in which Marcum expressed substantial doubt as to Spartacus’ ability to continue as a going concern. Marcum’s report on Spartacus’ financial statements as of December 31, 2020, and for the period from August 10, 2020 (inception) through December 31, 2020, dated March 23, 2021 except for the effects of the restatement discussed in Notes 2, 3 and 9 as to which the date is May 12, 2021, did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles. Marcum’s report on Shelf’s financial statements as of May 31, 2021 and for the period from May 21, 2021 (inception) through May 31, 2021 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles, except that such audit report dated June 15, 2021 contained an explanatory paragraph in which Marcum expressed substantial doubt as to Shelf’s ability to continue as a going concern.

During the period from August 10, 2020 (inception) through September 30, 2021 and the subsequent interim period preceding the engagement of EY, neither Spartacus nor Shelf consulted EY regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Spartacus’ or Shelf’s financial statements, and no written report or oral advice was provided to Spartacus or Shelf by EY that EY concluded was an important factor considered by Spartacus or Shelf in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

During the period of Marcum’s engagement by Spartacus and Shelf, and the subsequent interim period until Marcum’s dismissal, there were no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Marcum, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports covering such periods. In addition, no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, occurred within the period of Marcum’s engagement and the subsequent interim period until Marcum’s dismissal, except for a material weakness in Spartacus’ internal control over financial reporting related to the accounting for warrants issued by Spartacus.

We provided Marcum with a copy of the disclosures made pursuant to this Item 4.01 prior to the filing of this Report and requested that Marcum furnish letters addressed to the Securities & Exchange Commission, which are attached hereto as Exhibit 16.1 and Exhibit 16.2, stating whether it agrees with such disclosures, and, if not, stating the respects in which it does not agree.

(d)	Exhibits

Exhibit No.	Description
16.1	Letter of Marcum, LLP related to Spartacus Acquisition Shelf Corp.
16.2	Letter of Marcum, LLP related to Spartacus Acquisition Corporation

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2021
NEXTNAV INC.

	By:	/s/ Ganesh Pattabiraman
	Name:	Ganesh Pattabiraman
	Title:	President and Chief Executive Officer

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